Exhibit 5.1

WORK Medical Technology Group LTD	D +1 345 815 1877
c/o Harneys Fiduciary (Cayman) Limited	E bradley.kruger@ogier.com
P.O. Box 10240, George Town,
4th Floor, Harbour Place,	Reference: 502794.00001/BKR
103 South Church Street,
Grand Cayman KY1-1103,
Cayman Islands

31 July 2024

WORK Medical Technology Group LTD (the Company)

We have been requested to provide you with an opinion on matters of Cayman Islands law in connection with the Company’s registration statement on Form F-1, including all amendments or supplements thereto, filed with the United States Securities and Exchange Commission (the Commission) under the United States Securities Act of 1933 (the Act), as amended, (including its exhibits, the Registration Statement) related to the offering and sale of:

(a)	up to 2,000,000 ordinary shares of par value of US$0.0005 each in the capital of the Company (the Ordinary Shares); and

(b)	up to 300,000 further ordinary shares of par value of US$0.0005 each in the capital of the Company (the Over-Allotment Shares) which Kingswood Capital Partners, LLC, as underwriter, will have a right to purchase from the Company to cover over- allotments, if any.

This opinion is given in accordance with the terms of the Legal Matters section of the Registration Statement.

A reference to a Schedule is a reference to a schedule to this opinion and the headings herein are for convenience only and do not affect the construction of this opinion.

Ogier (Cayman) LLP
89 Nexus Way
Camana Bay
Grand Cayman, KY1-9009
Cayman Islands

T +1 345 949 9876
F +1 345 949 9877
ogier.com	A list of Partners may be inspected on our website

WORK Medical Technology Group LTD

31 July 2024

1	Documents examined

For the purposes of giving this opinion, we have examined the corporate and other documents and conducted the searches listed in Schedule 1. We have not made any searches or enquiries concerning, and have not examined any documents entered into by or affecting the Company or any other person, save for the searches, enquiries and examinations expressly referred to in Schedule 1.

2	Assumptions

In giving this opinion we have relied upon the assumptions set forth in Schedule 2 without having carried out any independent investigation or verification in respect of those assumptions.

3	Opinions

On the basis of the examinations and assumptions referred to above and subject to the qualifications set forth in Schedule 3 and the limitations set forth below, we are of the opinion that:

Corporate status

(a)	The Company has been duly incorporated as an exempted company with limited liability and is validly existing and in good standing with the Registrar of Companies of the Cayman Islands (the Registrar).

Corporate power

(b)	The Company has all requisite power under its Memorandum and Articles of Association (each as defined in Schedule 1) to issue the Ordinary Shares and Over-Allotment Shares, to execute and deliver the Documents (as defined in Schedule 1) and to perform its obligations, and exercise its rights, under such documents.

Corporate authorisation

(c)	The Company has taken all requisite corporate action to authorise:

(i)	the issuance of the Ordinary Shares and Over-Allotment Shares; and

(ii)	the execution and delivery of the Documents and the performance of its obligations, and the exercise of its rights, under such documents.

WORK Medical Technology Group LTD

31 July 2024

Shares

(d)	The Ordinary Shares and Over-Allotment Shares to be offered and issued by the Company as contemplated by the Registration Statement, when issued by the Company upon:

(i)	payment in full of the consideration as set out in the Registration Statement and in accordance with the terms set out in the Registration Statement, and in accordance with the Memorandum and Articles of Association; and

(ii)	the entry of those Ordinary Shares and Over-Allotment Shares as fully paid on the register of members of the Company,

shall be validly issued, fully paid and non-assessable.

4	Matters not covered

We offer no opinion:

(a)	as to any laws other than the laws of the Cayman Islands, and we have not, for the purposes of this opinion, made any investigation of the laws of any other jurisdiction, and we express no opinion as to the meaning, validity, or effect of references in the Documents to statutes, rules, regulations, codes or judicial authority of any jurisdiction other than the Cayman Islands;

(b)	except to the extent that this opinion expressly provides otherwise, as to the commercial terms of, or the validity, enforceability or effect of the documents reviewed (or as to how the commercial terms of such documents reflect the intentions of the parties), the accuracy of representations, the fulfilment of warranties or conditions, the occurrence of events of default or terminating events or the existence of any conflicts or inconsistencies among the documents and any other agreements into which the Company may have entered or any other documents; or

(c)	as to whether the acceptance, execution or performance of the Company’s obligations under the documents reviewed by us will result in the breach of or infringe any other agreement, deed or document (other than the Company’s Memorandum and Articles of Association) entered into by or binding on the Company.

5	Governing law of this opinion

5.1	This opinion is:

(a)	governed by, and shall be construed in accordance with, the laws of the Cayman Islands;

(b)	limited to the matters expressly stated in it; and

WORK Medical Technology Group LTD

31 July 2024

(c)	confined to, and given on the basis of, the laws and practice in the Cayman Islands at the date of this opinion.

5.2	Unless otherwise indicated, a reference to any specific Cayman Islands legislation is a reference to that legislation as amended to, and as in force at, the date of this opinion.

6	Consent

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and also consent to the reference to this firm in the Registration Statement under the heading “Legal Matters”. In the giving of our consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the Rules and Regulations of the Commission thereunder.

Yours faithfully

Ogier (Cayman) LLP

WORK Medical Technology Group LTD

31 July 2024

Schedule 1

Documents examined

Corporate and other documents

1	The Certificate of Incorporation of the Company dated 1 March 2022 issued by the Registrar.

2	The amended and restated memorandum of association of the Company adopted by way of special resolution passed by shareholders of the Company on 6 April 2023 and filed with the Registrar on 24 April 2023 (the Memorandum).

3	The articles of association of the Company dated 1 March 2022 filed with the Registrar on 1 March 2022 (the Articles of Association).

4	A Certificate of Good Standing dated 30 July 2024 (the Good Standing Certificate) issued by the Registrar in respect of the Company.

5	A certificate dated on the date hereof as to certain matters of fact signed by the sole director of the Company in the form annexed hereto (the Director’s Certificate), having attached to it a copy of the written resolutions of the sole director of the Company passed on 9 September 2022, 6 April 2023, 31 May 2023, 30 January 2024, 12 June 2024 and 31 July 2024 (the Resolutions).

6	The Register of Writs at the office of the Clerk of Courts in the Cayman Islands as inspected by us on 31 July 2024 (the Register of Writs).

7	The Registration Statement.

WORK Medical Technology Group LTD

31 July 2024

Schedule 2

Assumptions

Assumptions of general application

1	All original documents examined by us are authentic and complete.

2	All copy documents examined by us (whether in facsimile, electronic or other form) conform to the originals and those originals are authentic and complete.

3	All signatures, seals, dates, stamps and markings (whether on original or copy documents) are genuine.

4	Each of the Good Standing Certificate and the Director’s Certificate is accurate and complete as at the date of this opinion.

5	Where any Document has been provided to us in draft or undated form, that Document has been executed by all parties in materially the form provided to us and, where we have been provided with successive drafts of a Document marked to show changes from a previous draft, all such changes have been accurately marked.

Status, authorisation and execution

6	Each of the parties to the Documents other than the Company is duly incorporated, formed or organised (as applicable), validly existing and in good standing under all relevant laws.

7	Each Document has been duly authorised, executed and unconditionally delivered by or on behalf of all parties to it in accordance with all applicable laws (other than, in the case of the Company, the laws of the Cayman Islands).

8	In authorising the execution and delivery of the Documents by the Company, the exercise of its rights and performance of its obligations under the Documents, the sole director of the Company has acted in good faith with a view to the best interests of the Company and has exercised the standard of care, diligence and skill that is required of him or her.

9	Each Document has been duly executed and unconditionally delivered by the Company in the manner authorised in the Resolutions.

WORK Medical Technology Group LTD

31 July 2024

Enforceability

10	None of the opinions expressed herein will be adversely affected by the laws or public policies of any jurisdiction other than the Cayman Islands. In particular, but without limitation to the previous sentence:

(a)	the laws or public policies of any jurisdiction other than the Cayman Islands will not adversely affect the capacity or authority of the Company; and

(b)	neither the execution or delivery of the Documents nor the exercise by any party to the Documents of its rights or the performance of its obligations under them contravene those laws or public policies.

11	There are no agreements, documents or arrangements (other than the documents expressly referred to in this opinion as having been examined by us) that materially affect or modify the Documents or the transactions contemplated by them or restrict the powers and authority of the Company in any way.

12	None of the transactions contemplated by the Documents relate to any shares, voting rights or other rights that are subject to a restrictions notice issued pursuant to the Companies Act (Revised) (the Companies Act) of the Cayman Islands.

Share Issuance

13	The Ordinary Shares and Over-Allotment Shares shall be issued at an issue price in excess of the par value thereof.

14	The draft amended and restated articles of association appended to the Registration Statement will be adopted by the Company in accordance with the Articles of Association prior to the date that any Ordinary Shares or Over-Allotment Shares are issued by the Company.

WORK Medical Technology Group LTD

31 July 2024

Schedule 3

Qualifications

Good Standing

1	Under the Companies Act annual returns in respect of the Company must be filed with the Registrar, together with payment of annual filing fees. A failure to file annual returns and pay annual filing fees may result in the Company being struck off the Register of Companies, following which its assets will vest in the Financial Secretary of the Cayman Islands and will be subject to disposition or retention for the benefit of the public of the Cayman Islands.

2	In good standing means only that as of the date of the Good Standing Certificate the Company is up-to-date with the filing of its annual returns and payment of annual fees with the Registrar. We have made no enquiries into the Company’s good standing with respect to any filings or payment of fees, or both, that it may be required to make under the laws of the Cayman Islands other than the Companies Act.

Limited liability

3	We are not aware of any Cayman Islands authority as to when the courts would set aside the limited liability of a shareholder in a Cayman Islands company. Our opinion on the subject is based on the Companies Act and English common law authorities, the latter of which are persuasive but not binding in the courts of the Cayman Islands. Under English authorities, circumstances in which a court would attribute personal liability to a shareholder are very limited, and include: (a) such shareholder expressly assuming direct liability (such as a guarantee); (b) the company acting as the agent of such shareholder; (c) the company being incorporated by or at the behest of such shareholder for the purpose of committing or furthering such shareholder’s fraud, or for a sham transaction otherwise carried out by such shareholder. In the absence of these circumstances, we are of the opinion that a Cayman Islands’ court would have no grounds to set aside the limited liability of a shareholder.

Non-Assessable

4	In this opinion, the phrase “non-assessable” means, with respect to the Ordinary Shares and the Over-Allotment Shares in the Company, that a shareholder shall not, solely by virtue of its status as a shareholder, be liable for additional assessments or calls on the Ordinary Shares or Over-Allotment Shares by the Company or its creditors (except in exceptional circumstances, such as involving fraud, the establishment of an agency relationship or an illegal or improper purpose or other circumstance in which a court may be prepared to pierce or lift the corporate veil).

Register of Writs

5	Our examination of the Register of Writs cannot conclusively reveal whether or not there is:

(a)	any current or pending litigation in the Cayman Islands against the Company; or

(b)	any application for the winding up or dissolution of the Company or the appointment of any liquidator, trustee in bankruptcy or restructuring officer in respect of the Company or any of its assets,

as notice of these matters might not be entered on the Register of Writs immediately or updated expeditiously or the court file associated with the matter or the matter itself may not be publicly available (for example, due to sealing orders having been made). Furthermore, we have not conducted a search of the summary court. Claims in the summary court are limited to a maximum of CI $20,000.

WORK Medical Technology Group LTD

31 July 2024

Ogier (Cayman) LLP

89 Nexus Way

Camana Bay

Grand Cayman, KY1-9009

Cayman Islands

Director’s Certificate

WORK Medical Technology Group LTD (the Company)

You have been requested to provide a legal opinion to the Company in relation to certain aspects of Cayman Islands law (the Opinion). I acknowledge that your Opinion will be given in reliance upon the information set out in this certificate. Unless otherwise defined herein, the capitalised terms used in this certificate have the meaning given to them in the Opinion.

I hereby certify that as at the date hereof:

1	you have been provided by us with true and complete copies of:

(a)	the certificate of incorporation of the Company dated 1 March 2022 issued by the Registrar;

(b)	the amended and restated memorandum of association of the Company adopted by way of special resolution passed by shareholders of the Company on 6 April 2023;

(c)	the articles of association of the Company dated 1 March 2022; and

(d)	written resolutions of the sole director of the Company (the Director) passed on 9 September 2022, 6 April 2023, 31 May 2023, 30 January 2024, 12 June 2024 and 31 July 2024 (the Board Resolutions) annexed hereto;

2	the memorandum and articles of association provided to you are in full force and effect and have not been amended, varied, supplemented or revoked in any respect;

3	no steps have been taken by the Company to wind up the Company and no resolutions have been passed by the shareholders of the Company (the Shareholders) to wind up the Company;

4	the Company is not subject to any legal, arbitral, administration or other proceedings and no notice of an application or order for the appointment of a liquidator, restructuring officer or receiver of the Company or any of its assets or of a winding-up of the Company has been received by the Company;

WORK Medical Technology Group LTD

5	the powers and authority of the Director as set out in the memorandum and articles of association of the Company have not been varied or restricted by resolution or direction of the Shareholders;

6	there have been no sealing regulations made by the Director, any committee of directors or the Shareholders pursuant to the articles of association of the Company which vary, restrict, override or conflict with the sealing regulations set out in the Board Resolutions;

7	upon the issuance of the Ordinary Shares and Over-Allotment Shares, the Company will receive consideration for the full issue price thereof which will be equal to at least the par value thereof;

8	the Board Resolutions have been duly signed by the Director and were passed in accordance with the Company’s articles of association;

9	the Director and his alternates have disclosed to the Company all of their respective direct or indirect interests that conflict or may conflict to a material extent with the interests of the Company;

10	the Board Resolutions are in full force and effect, have not been amended, revoked or rescinded in any way and are the only resolutions passed by the Director or any former directors of the Company relating to the matters referred to therein;

11	prior to, at the time of, and immediately following execution of the documents approved in, the Board Resolutions (the Documents), the Company was able to pay its debts as they fell due and it entered into the Documents for proper value and not with an intention to defraud or hinder its creditors or by way of undue or fraudulent preference;

12	the Company has no direct or indirect interest in Cayman Islands real property;

13	the Director considers the transactions contemplated by the Registration Statement to be of commercial benefit to the Company and has acted bona fide in the interests of the Company and for proper purposes in relation to the transactions mentioned in the Board Resolutions;

14	the Registration Statement has been, or will be, authorised and duly executed and delivered by or on behalf of all relevant parties in accordance with all relevant laws;

15	none of the transactions contemplated by the Documents relate to any shares, voting rights or other rights that are subject to a restrictions notice issued pursuant to the Companies Act (Revised) or the Limited Liability Companies Act (Revised) of the Cayman Islands;

16	Shuang Wu is authorised to execute the Documents on behalf of the Company, at the date of the Board Resolutions and at the date hereof.

17	there are no circumstances or matters of fact existing which may properly form the basis for an application for an order for rectification of the register of members of the Company;

WORK Medical Technology Group LTD

18	the Ordinary Shares and Over-Allotment Shares to be issued pursuant to the Registration Statement have been, or will be, duly registered, and will continue to be registered, in the Company’s register of members; and

19	I am duly authorised to execute and deliver this certificate on behalf of the Company. I confirm that you may continue to rely on this certificate as being true and correct on the day that you issue the Opinion unless I shall have personally notified you to the contrary.

Yours faithfully

Shuang Wu

Director

For and on behalf of

WORK Medical Technology Group LTD

WORK Medical Technology Group LTD

Company number: 387902

(the Company)

Written resolutions by the sole director of the Company

The sole director of the Company passes the resolutions set out below. Capitalised terms not defined herein shall have the meaning ascribed to them in the Company’s memorandum and articles of association (the Articles).

1	Appointments of Officers

1.1	It is proposed that pursuant to Article 26.4 of the Articles:

(a)	Mr. Shuang Wu be appointed as the chairman of the board and the Chief Executive Officer of the Company in accordance with, and with the benefit of the provisions of, the Articles;

(b)	Mr. Ningfang Liang be appointed as the Chief Financial Officer of the Company in accordance with, and with the benefit of the provisions of, the Articles; and

(c)	Mr. Baiming Yu be appointed as the Chief Operating Officer of the Company in accordance with, and with the benefit of the provisions of, the Articles.

(together, the Officer Appointments).

1.2	It is proposed that the Company enter into an Employment Agreement, substantially in the form attached hereto as Exhibit A, with each of Mr. Shuang Wu, Mr. Ningfang Liang and Mr. Baiming Yu.

1.3	The sole director has received and reviewed a consent to act from each prospective officer set out above.

1.4	The sole director has reviewed and carefully considered the terms of the Employment Agreements and deemed those terms appropriate and in the best commercial interests of the Company.

1.5	It is resolved that the Officer Appointments be approved, such Officer Appointments to take effect upon the date hereof, and the Company’s registered office provider be instructed to update the Company’s Register of Directors and Officers and to notify the Registrar of Companies in accordance with section 55 of the Companies Act (Revised).

1.6	It is resolved that:

(a)	the Employment Agreements be and each hereby is approved;

(b)	the execution, delivery and performance of the Employment Agreements by the Company and the consummation of the transactions contemplated therein are hereby authorised and approved on behalf of the Company;

(c)	the sole director be and is hereby authorised to negotiate and approve such amendments, supplements, replacements and additions to the form of the Employment Agreement as he may, in his absolute discretion and sole opinion, think fit; and

(d)	the sole director be and is hereby individually authorised, empowered and directed to execute and deliver the Employment Agreements on behalf of the Company, but subject to any such amendments, supplements, replacements and additions thereto as aforesaid, and that the signature on any such document by such sole director shall be due evidence for all purposes of the approval of any such amendment, supplement, replacement or addition and the final terms thereof on behalf of the Company.

2	Appointments of Directors

2.1	It is proposed that pursuant to Article 23.3 of the Articles, Mr. Baiming Yu, Mr. Xiaoyang Li, Mr. Zhongxuan Li, and Mr. Robert Jackson (collectively, the Director Nominees) be appointed as directors of the Company in accordance with, and with the benefit of the provisions of, the Articles, such appointments to take effect immediately prior to the effectiveness of the Company’s registration statement on Form F-1 to be filed with the United States Securities and Exchange Commission in connection with the Company’s initial public offering on The Nasdaq Stock Market LLC.

2.2	It is proposed that the Company enter into a Director Offer Letter, substantially in the form attached hereto as Exhibit B (the Director Offer Letter), with each of the Director Nominees.

2.3	The sole director has received and reviewed a consent to act from each of the Director Nominees.

2.4	The sole director has determined that each of Mr. Xiaoyang Li, Mr. Zhongxuan Li, and Mr. Robert Jackson will satisfy the “independence” requirements of Section 5605(a)(2) of the Nasdaq Listing Rules and Rule 10A-3 under the Securities Exchange Act of 1934, as amended.

2.5	The sole director has reviewed and evaluated the terms of the Director Offer Letters and deemed those terms appropriate and in the best interest of the Company.

2.6	It is resolved that the appointments of the Director Nominees be approved, such appointments to take effect immediately prior to the effectiveness of the Company’s registration statement on Form F-1 to be filed with the United States Securities and Exchange Commission in connection with the Company’s initial public offering on The Nasdaq Stock Market LLC, and at that time the Company’s registered office provider be instructed to update the Company’s Register of Directors and Officers and to notify the Registrar of Companies of the change in accordance with section 55 of the Companies Act (Revised).

2.7	It is resolved that:

(a)	the Director Offer Letters be and hereby are approved;

(b)	the execution, delivery and performance of the Director Offer Letters by the Company and the consummation of the transactions contemplated therein are hereby authorised and approved on behalf of the Company;

(c)	the sole director be and is hereby authorised to negotiate and approve such amendments, supplements, replacements and additions to the form of the Director Offer Letter as he may, in his absolute discretion and sole opinion, think fit; and the sole director be and is hereby individually authorised, empowered and directed to execute and deliver the Director Offer Letters on behalf of the Company, but subject to any such amendments, supplements, replacements and additions thereto as aforesaid, and that the signature on any such document by such sole director shall be due evidence for all purposes of the approval of any such amendment, supplement, replacement or addition and the final terms thereof on behalf of the Company.

3	Further actions

3.1	It is resolved that the sole director of the Company be authorised to take such further actions or procure that such further actions are taken, as such director may consider necessary or convenient to effect the foregoing resolutions.

3.2	Without limiting the generality of the foregoing:

(a)	the sole director be authorised to approve, on behalf of the Company, the terms of any documents (Ancillary Documents) that such director considers necessary or desirable in connection with the appointments above, such approval to be evidenced by such director’s execution and delivery of the Ancillary Documents; and

(b)	the sole director be authorised to do all such other actions and things as that director considers necessary or desirable for the purposes of the appointments above and the Ancillary Documents.

4	Ratification

It is resolved that any and all actions of the Company, or of the sole director, taken in connection with the actions contemplated by the foregoing resolutions prior to the execution hereof be and hereby are ratified, confirmed, approved and adopted in all respects as fully as if such action(s) had been presented to for approval, and approved by, the sole director prior to such action being taken.

Execution page to follow

/s/ Mr. Shuang Wu	9/9/2022
Mr. Shuang Wu	Date signed

WORK Medical Technology Group LTD

Registered Company No 387902

(the Company)

Written resolutions of the sole director of the Company

The sole director of the Company passes the resolutions set out below. Capitalised terms not defined herein shall have the meaning ascribed to them in the articles of association of the Company (the Articles).

1	Background

1.1	It is proposed that the Company subdivide its authorised and issued share capital on a 1:2000 basis such that:

(a)	the authorised share capital of the Company be amended from US$50,000.00 divided into 50,000 shares of a par value of US$1.00 each, to US$50,000.00 divided into 100,000,000 ordinary shares of a par value of US$0.0005 each; and

(b)	the 50,000 issued ordinary shares of the Company with a par value of US$1.00 each be subdivided into 100,000,000 ordinary shares of a par value of US$0.0005 each,

(the Subdivision).

1.2	In accordance with the Articles, the Company may effect the Subdivision by way of an Ordinary Resolution.

1.3	It is proposed that, immediately following the Subdivision, the members of the Company (Shareholders) voluntarily surrender, on a pro rata basis, a total of 87,500,000 ordinary shares of par value US$0.0005 as follows (Surrenders):

Shareholder	Ordinary shares to be held after Subdivision	Ordinary shares to be surrendered	Ordinary shares after Surrenders
LWY GROUP LTD	50,000,000	43,750,000	6,250,000
HJZ GROUP LTD	11,480,000	10,045,000	1,435,000
SANYOU NO.1 GROUP LTD	7,780,000	6,807,500	972,500
JPY GROUP LTD	5,740,000	5,022,500	717,500
SANYOU NO.2 GROUP LTD	5,000,000	4,375,000	625,000
YQJ GROUP LTD	5,000,000	4,375,000	625,000
ZHF GROUP LTD	5,000,000	4,375,000	625,000
ZLW GROUP LTD	5,000,000	4,375,000	625,000
ZXH GROUP LTD	5,000,000	4,375,000	625,000
Total	100,000,000	87,500,000	12,500,000

1.4	It is noted that, in accordance with section 37B of the Companies Act (Revised) and Article 11.1, the Company may accept the surrender of any fully paid share for no consideration provided that at least one share (excluding shares held in treasury) remains in issue.

2	Subdivision and Surrender

2.1	It is resolved that resolutions in writing (Shareholder Resolutions) be delivered to all of the Shareholders for the purposes of:

(a)	approving, among other things, the Subdivision by way of Ordinary Resolution; and

(b)	each Shareholder, with effect immediately following the Subdivision, irrevocably surrendering of the number of shares set out opposite such Shareholder’s name in the column of the table set out at paragraph 1.3 above titled “Ordinary shares to be surrendered”.

2.2	It is resolved that, subject to receipt of the duly executed Shareholder Resolutions and with effect from the date of such duly executed Shareholder Resolutions:

(a)	immediately following completion of the Subdivision, the Company accept the irrevocable surrender on a pro rata basis of a total of 87,500,000 ordinary shares of par value US$0.0005 each for no consideration in accordance with the table set out at paragraph 1.3 above, that such ordinary shares be cancelled immediately and that the maintainer of the Company’s register of members be authorised and instructed to make corresponding entries in the Company’s register of members to reflect the Subdivision and Surrenders;

(b)	the total par value amount of the surrendered shares amounting to US$43,750.00 be transferred from the issued capital account of the Company to the share premium account of the Company and allocated to the remaining issued and outstanding shares on a pro rata basis; and

(c)	following the Surrenders, each Shareholder will hold such number of shares as set out opposite such Shareholder’s name in the column of the table set out at paragraph 1.3 above titled “Ordinary shares after Surrenders”.

2.3	It is resolved that, subject to the passing of the Shareholder Resolutions, any existing share certificates for the shares being Subdivided be called in and cancelled, and that no new share certificates be issued.

3	Amended and Restated Memorandum of Association

3.1	As a result of the Subdivision, it is proposed that the Company’s current memorandum of association be amended and restated by way of a Special Resolution of the Shareholders.

3.2	It is noted that the Shareholder Resolutions include a Special Resolution adopting the amended and restated memorandum of association in the form annexed to the Shareholder Resolutions (the A&R Memorandum).

3.3	The sole director confirms that he has received and reviewed a copy of the A&R Memorandum and resolves that, once the Shareholder Resolutions have been duly passed by the Shareholders, the Company’s registered office service provider be authorised and instructed to file the Shareholder Resolutions and the A&R Memorandum with the Registrar of Companies within the time prescribed by the Companies Act (Revised).

4	Further actions

4.1	It is resolved that the sole director or any authorised signatory of the Company be authorised to take such further actions or procure that such further actions are taken, as such director or authorised signatory may consider necessary or convenient to effect the foregoing resolutions.

4.2	Without limiting the generality of the foregoing:

(a)	the director or any authorised signatory is hereby authorised to approve, on behalf of the Company, the terms of any documents (the Ancillary Documents) that the director or authorised signatory considers necessary or desirable in connection with the transactions contemplated by these resolutions, such approval to be evidenced by the director’s or such authorised signatory’s execution and delivery (whether alone or together with another authorised signatory) of the Ancillary Documents; and

(b)	the director or any authorised signatory is hereby authorised to do all such other actions and things as the director or authorised signatory considers necessary or desirable for the purposes of the transactions contemplated by these resolutions and the Ancillary Documents.

5	Ratification

It is resolved that any and all actions of the Company, or of the sole director or any authorised signatory, taken in connection with the actions contemplated by these resolutions prior to the execution hereof be and hereby are ratified, confirmed, approved and adopted in all respects as fully as if such action(s) had been presented to for approval, and approved by, the sole director prior to such action being taken.

[Signature page follows]

/s/ WU SHUANG	4/6/2023
WU SHUANG	Date signed
Director

WORK Medical Technology Group LTD

Company number: 387902

(the Company)

Written resolutions by the sole director of the Company

The sole director of the Company passes the resolutions set out below. Capitalised terms not defined herein shall have the meanings ascribed to them in the Company’s memorandum and articles of association (the Articles).

1	Initial Public Offering

1.1	It is noted that the Company is preparing for an initial public offering of securities on the Nasdaq Capital Market (the IPO) and to that end shall file a registration statement on Form F-1 with the U.S. Securities and Exchange Commission (the Commission) under the U.S. Securities Act of 1933, as amended (the Act) (such registration statement, including all filed amendments or supplements filed thereto, the Registration Statement), related to the offering and sale (Offering) in the range of up to 2,000,000 to 3,000,000 ordinary shares of par value US$0.0005 per share (collectively, the Ordinary Shares), with the exact amount of Ordinary Shares to be registered pursuant to the Registration Statement still to be determined by the Company.

1.2	With the IPO and related transactions in mind, drafts, forms or executed copies (as the case may be) of the following documents have each been examined by the sole director of the Company (together, the Documents):

(a)	the Registration Statement;

(b)	the listing application to the Nasdaq Capital Market, and each document and exhibit in connection therewith (collectively, the Nasdaq Listing Application);

(c)	a draft specimen certificate for the Ordinary Shares; and

(d)	the form of the underwriting agreement to be entered into between the Company and Univest Securities, LLC.

1.3	The sole director hereby resolves that:

(a)	the proposed IPO and the Offering be and hereby are approved and, accordingly, the proposed listing of the Ordinary Shares for trading on the Nasdaq Capital Market be and hereby is approved, along with all applications relating thereto;

(b)	the Nasdaq Listing Application and its submission to the Nasdaq Capital Market be and hereby is approved;

(c)	the Registration Statement and its filing with the Commission be and hereby is approved and the sole director deems it advisable and in the commercial interests of the Company to approve and ratify the filing of the Registration Statement as previously filed with the Commission under the Act, together with any exhibits and schedules thereto, and as may be further amended, in connection with the proposed IPO;

(d)	the public offering price of US$4.00 for each Ordinary Share be and hereby is approved;

(e)	the form and contents of each of the Documents be and each is hereby approved and that it is in the best interests of, and commercial benefit to, the Company to enter into the Documents;

(f)	any director or officer of the Company (each an Authorised Signatory) be and hereby is authorised severally to execute the Documents on behalf of the Company, with such amendments (substantive or otherwise) as such person shall in his or her absolute discretion determines to be necessary, advisable, appropriate or desirable;

(g)	any Authorised Signatory be and is hereby authorised to execute the Documents as deeds, where necessary, and to deliver the same, on behalf of the Company, with such amendments (substantive or otherwise) as such person shall in his or her absolute discretion determine to be necessary, advisable, appropriate or desirable;

(h)	the proposed issuance by the Company of the Ordinary Shares in accordance with their terms be and is hereby approved, and all such Ordinary Shares, subject to the payment of the consideration therefor, be issued as fully paid and non-assessable and entered on the register of members of the Company;

(i)	any Authorised Signatory be and is hereby authorised to sign, execute or seal all such documents (including any share certificates or certificates in respect of the Ordinary Shares to be issued by the Company), and to perform all such acts on behalf of the Company in connection with the Documents and the IPO and all other transactions and matters contemplated hereby or thereby as such person shall in his absolute discretion determine to be necessary, advisable, appropriate or desirable;

(j)	the sole director has authority to increase the number of Ordinary Shares to be offered from the number set out in paragraph 1.1 above to such number as he shall in his absolute discretion thinks fit;

(k)	it is also confirmed and resolved, for the avoidance of doubt, that any of the Ordinary Shares referred to herein may be issued in uncertificated form;

(l)	at any time any Authorised Signatory be and is hereby individually authorised, empowered and directed to do and perform or cause to be done and performed, in the name of and on behalf of the Company, all other acts, to pay or cause to be paid on behalf of the Company, all related costs and expenses, and to execute and deliver, or cause to be executed and delivered, such other notices, requests, demands, directions, consents, approvals, orders, applications, agreements, instruments, certificates, acknowledgments, undertakings, supplements, amendments, opinion certificates, further assurances and other documents and communications of any kind (collectively, the Additional Documents), under the seal of the Company or otherwise and in the name of and on behalf of the Company, as such Authorised Signatory may deem necessary, advisable, appropriate or desirable to effect the intent of the foregoing resolutions and the transactions contemplated thereby, the taking of any such action or the execution and delivery of any such document by such person to be conclusive evidence of such approval and of such person’s authority to do so;

(m)	all actions to implement the foregoing resolutions, including executing such other agreements, instruments, certificates and other documents in connection with or in furtherance of the IPO on behalf of the Company, in each and every case, with such changes thereto as an Authorised Signatory executing the same may in his discretion deem appropriate, the execution and delivery of such other agreement, instrument, certificate or other document by that Authorised Signatory to be conclusive evidence of the approval by the Company of the terms and conditions thereof;

(n)	the Documents and any and all Additional Documents be valid, conclusive, binding and enforceable against the Company when executed and delivered in the manner aforesaid;

(o)	from the date of the consummation of the IPO, Transhare Corporation shall maintain, and make all relevant entries in, the register of members of the Company in relation to the issuance, allotment, transfer, surrender, repurchase and sale of Ordinary Shares, in each case in accordance with the Company’s articles of association and applicable law; and

(p)	if any of the above actions have taken place prior to execution of these resolutions, they be and hereby are, approved and ratified.

2	Establishment of Committees

2.1	In accordance with the requirements of the Nasdaq Capital Market, it is proposed that, immediately prior to the effectiveness of the Registration Statement, the Company establishes the following committees (each, a Committee, and, collectively, the Committees), as permitted pursuant to the Articles:

(a)	an audit committee (the Audit Committee), consisting of Xiaoyang Li, Zhongxuan Li and Robert Johnson, with Robert Johnson serving as the chairperson, which Audit Committee will, among other things, oversee the Company’s accounting and financial reporting processes and the audits of the financial statements of the Company;

(b)	a compensation committee (the Compensation Committee), consisting of Xiaoyang Li, Zhongxuan Li and Robert Johnson, with Xiaoyang Li serving as the chairperson, which Compensation Committee will, among other things, assist the board of directors in reviewing and approving the compensation structure, including all forms of compensation, relating to the directors and executive officers of the Company; and

(c)	a nominating and corporate governance committee (the Nominating Committee), consisting of Xiaoyang Li, Zhongxuan Li and Robert Johnson, with Zhongxuan Li serving as the chairperson, which Nominating Committee will, among other things, assist the board of directors in selecting individuals qualified to become directors of the Company and in determining the composition of the board of directors of the Company and the Company’s committees.

2.2	In connection with the establishment of the Committees, the sole director has been provided with and has reviewed a draft copy of each of the following documents:

(a)	the charter of the Audit Committee (the Audit Charter);

(b)	the charter of the Compensation Committee (the Compensation Charter); and

(c)	the charter of the Nominating Committee (the Nominating Charter),

(together, the Charters) each setting out the purpose and powers of each Committee as applicable.

2.3	It is resolved that:

(a)	the formation and establishment of each of the Committees (and the appointments of Xiaoyang Li, Zhongxuan Li and Robert Johnson as members of such Committees) be and are hereby authorised, confirmed and approved in all respects effective immediately prior to the effectiveness of the Registration Statement;

(b)	subject to resolution 1.3(e), the Audit Charter be adopted as the charter of the Audit Committee and the Audit Committee shall have the powers and authority of the board of directors of the Company with respect to all matters set forth in such charter, as such charter may be amended from time to time by the board of directors, together with such other matters as the directors may from time to time specifically delegate to the Audit Committee;

(c)	subject to resolution 1.3(e), the Compensation Charter be adopted as the charter of the Compensation Committee and the Compensation Committee shall have the powers and authority of the board of directors of the Company with respect to all matters set forth in such charter, as such charter may be amended from time to time by the board of directors, together with such other matters as the directors may from time to time specifically delegate to the Compensation Committee;

(d)	subject to resolution 1.3(e), the Nominating Charter be adopted as the charter of the Nominating Committee and the Nominating Committee shall have the powers and authority of the board of directors of the Company with respect to all matters set forth in such charter, as such charter may be amended from time to time by the board of directors, together with such other matters as the directors may from time to time specifically delegate to the Nominating Committee; and

(e)	each Charter shall only become effective upon the establishment of each Committee in accordance with resolution 1.3(a) above.

3	Code of Business Conduct and Ethics

3.1	In anticipation of the IPO, the Company is required to adopt a code of conduct applicable to all of its directors, officers and employees.

3.2	The sole director has been provided with and has reviewed a draft code of business conduct and ethics of the Company (the Code of Business Conduct and Ethics).

3.3	It is resolved that the adoption of the Code of Business Conduct and Ethics as the code of business conduct and ethics of the Company is in the best of interests of the Company and is hereby approved, and such Code of Business Conduct and Ethics shall apply to all employees, officers and directors of the Company.

4	Insider Trading Policy

4.1	In anticipation of the IPO, the Company is required to adopt an insider trading policy applicable to all of its directors, officers and employees.

4.2	The sole director has been provided with and has reviewed a draft insider trading policy (the Insider Trading Policy).

4.3	It is resolved that the adoption of the Insider Trading Policy as the insider trading policy of the Company is in the best of interests of the Company and is hereby approved, and such Insider Trading Policy shall apply to all employees, officers and directors of the Company.

5	Whistle-blower Protection Policy

5.1	In anticipation of the IPO, the Company is required to adopt a whistle-blower protection policy applicable to all of its directors, officers and employees.

5.2	The sole director has been provided with and has reviewed a draft whistle-blower protection policy of the Company (the Whistle-blower Protection Policy).

5.3	It is resolved that the adoption of the Whistle-blower Protection Policy as the whistle-blower protection policy of the Company is in the best of interests of the Company and is hereby approved, and such Whistle-blower Protection Policy shall apply to all employees, officers and directors of the Company.

6	Written Disclosure Policy

6.1	In anticipation of the IPO, the Company is required to adopt a written disclosure policy applicable to all of its directors, officers and employees.

6.2	The sole director has been provided with and has reviewed a draft written disclosure policy (the Written Disclosure Policy).

6.3	It is resolved that the adoption of the Written Disclosure Policy as the written disclosure policy of the Company is in the best of interests of the Company and is hereby approved, and such Written Disclosure Policy shall apply to all employees, officers and directors of the Company.

7	Form of Indemnification Agreement

7.1	In anticipation of the IPO, the Company is required to adopt a form of indemnification agreement applicable to all of its directors, officers and employees.

7.2	The sole director has been provided with and has reviewed a draft form of indemnification agreement (the Form of Indemnification Agreement).

7.3	It is resolved that the adoption of the Form of Indemnification Agreement as the form of indemnification agreement of the Company is in the best of interests of the Company and is hereby approved, and such Form of Indemnification Agreement shall apply to all officers and directors of the Company.

8	Appointments of Advisors

8.1	In connection with the IPO, it is proposed that:

(a)	Jingtian & Gongcheng be appointed as PRC Counsel to the Company;

(b)	Guangdong Jinshi Investment Management Co., Ltd. be appointed as financial advisor to the Company;

(c)	Hunter Taubman Fischer & Li LLC be appointed as U.S. counsel to the Company;

(d)	Ogier be appointed as Cayman Islands counsel to the Company;

(e)	Univest Securities, LLC be appointed as underwriter with respect to the IPO;

(f)	WWC, P.C. be appointed as auditor to the Company; and

(g)	Transhare Corporation be appointed as transfer agent to the Company, each of the appointments in clause 7.1(a) to clause 7.1(g) (inclusive) above being an Appointment, and together, the Appointments.

8.2	The sole director hereby resolves that:

(a)	each of the Appointments be and hereby is confirmed, ratified and approved in all respects;

(b)	the sole director be and is hereby authorised to sign any documents (including but not limited to engagement letters) in connection with the Appointments on behalf of the Company, with such amendments (substantive or otherwise) as such person shall in his absolute discretion think fit;

(c)	at any time the sole director be and is hereby individually authorised, empowered and directed to do and perform or cause to be done and performed, in the name of and on behalf of the Company all other acts and to execute and deliver or cause to be executed and delivered such other notices, requests, consents, approvals, agreements, acknowledgments, undertakings, supplements, amendments, further assurances and other documents and communications of any kind, under the seal of the Company or otherwise and in the name of and on behalf of the Company, as such director may deem necessary, advisable, appropriate or desirable to effect the intent of the foregoing resolutions, the taking of any action or the execution and delivery of any document by such person to be conclusive evidence of such approval and of such person’s authority to do so; and

(d)	all actions to implement the foregoing resolutions, including executing such other agreements, instruments, certificates and other documents in connection with or in furtherance of the Appointments on behalf of the Company, in each and every case, with such changes thereto as the sole director executing the same may in his discretion deem appropriate, the execution and delivery of such other agreement, instrument, certificate or other document by the sole director to be conclusive evidence of the approval by the Company of the terms and conditions thereof.

9	Further actions

9.1	It is resolved that the sole director of the Company be and hereby is authorised to take such further actions or procure that such further actions are taken, as such director may consider necessary or convenient to effect the foregoing resolutions.

9.2	Without limiting the generality of the foregoing:

(a)	the sole director be and hereby is authorised to approve, on behalf of the Company, the terms of any documents (Ancillary Documents) that such director considers necessary or desirable in connection with the transactions contemplated by the documents entered into above, such approval to be evidenced by such director’s execution and delivery of the Ancillary Documents; and

(b)	the sole director be authorised to do all such other actions and things as that director considers necessary or desirable for the purposes of the transactions contemplated by the documents entered into above and the Ancillary Documents.

10	Ratification

It is resolved that any and all actions of the officers of the Company, or the sole director, taken in connection with the actions contemplated by the foregoing resolutions prior to the execution hereof be and hereby are ratified, confirmed, approved and adopted in all respects as fully as if such action(s) had been presented to for the approval of, and approved by, the sole director prior to such action being taken.

Execution page to follow

/s/ Mr. Shuang Wu	5/31/2023
Mr. Shuang Wu	Date signed

WORK Medical Technology Group LTD

Company number: 387902

(the Company)

Written resolutions by the sole director of the Company

The sole director Company passes the resolutions set out below. Capitalised terms not defined herein shall have the meaning ascribed to them in the Company’s memorandum and articles of association (the Articles).

1	Initial Public Offering

1.1	It is noted that:

(a)	the Company is preparing for an initial public offering (IPO) of securities on the Nasdaq Capital Market (NASDAQ) and to that end, has filed a registration statement on Form F-1 with the U.S. Securities and Exchange Commission (the Commission) under the United States Securities Act of 1933, as amended (such registration statement, including all filed amendments or supplements filed thereto, the Registration Statement), related to the offering and sale of the following (the Offering):

(i)	up to 3,000,000 ordinary shares with a par value of US$0.0005 each in the capital of the Company (the Ordinary Shares); and

(ii)	up to a further 450,000 ordinary shares of the Company with a par value of US$0.0005 each in the capital of the Company (the Over-Allotment Shares), which Univest Securities, LLC, as underwriter, will have a right to purchase from the Company to cover over-allotments, if any;

(b)	the sole director passed resolutions on 31 May 2023 and 9 September 2022 (Director Resolutions) regarding the IPO and related matters; and

(c)	these resolutions are supplemental to those Director Resolutions to, among other things, reflect revisions to the IPO and the terms of the Offering.

1.2	With the IPO and related transactions in mind, drafts, forms or executed copies (as the case may be) of the following revised documents have each been examined by the sole director of the Company (together, the Documents):

(a)	the Registration Statement;

(b)	an opinion certificate to be given in favour of Ogier (Cayman) LLP, Cayman Islands legal counsel of the Company; and

(c)	the listing application to the Nasdaq Capital Market, and each document and exhibit in connection therewith (collectively, the Nasdaq Listing Application).

1.3	It is resolved that:

(a)	the proposed IPO and the Offering be and hereby are approved and, accordingly, the proposed listing of the Ordinary Shares and any Over-Allotment Shares for trading on the Nasdaq Capital Market be and hereby is approved, along with all applications relating thereto;

(b)	the Nasdaq Listing Application and its submission to the NASDAQ be and hereby is reapproved;

(c)	the Registration Statement and its filing with the Commission be and hereby is approved and the sole director deems it advisable and in the commercial interests of the Company to approve and ratify the filing of the Registration Statement as previously filed with the Commission under the Act, together with any exhibits and schedules thereto, and as may be further amended, in connection with the proposed IPO;

(d)	the public offering price of US$4.00 – US$5.00 for each Ordinary Share be and hereby is approved;

(e)	the form and contents of each of the Documents be and each is hereby approved and that it is in the best interests of, and commercial benefit to, the Company to enter into the Documents;

(f)	any director or officer of the Company (each an Authorised Signatory) be and hereby is authorised severally to execute the Documents on behalf of the Company, with such amendments (substantive or otherwise) as such person shall in his or her absolute discretion determines to be necessary, advisable, appropriate or desirable;

(g)	any Authorised Signatory be and is hereby authorised to execute the Documents as deeds, where necessary, and to deliver the same, on behalf of the Company, with such amendments (substantive or otherwise) as such person shall in his or her absolute discretion determine to be necessary, advisable, appropriate or desirable;

(h)	the proposed issuance by the Company of the Ordinary Shares and Over-Allotment Shares in accordance with their terms be and is hereby approved, and all such Ordinary Shares and Over-Allotment Shares, subject to the payment of the consideration therefor, be issued as fully paid and non-assessable and entered on the register of members of the Company;

(i)	any Authorised Signatory be and is hereby authorised to sign, execute or seal all such documents (including any share certificates or certificates in respect of the Ordinary Shares or Over-Allotment Shares to be issued by the Company), and to perform all such acts on behalf of the Company in connection with the Documents and the IPO and all other transactions and matters contemplated hereby or thereby as such person shall in his absolute discretion determine to be necessary, advisable, appropriate or desirable;

(j)	the sole director has authority to increase the number of Ordinary Shares and Over- Allotment Shares to be offered from the number set out in paragraph 1.1 above to such number as he shall in his absolute discretion thinks fit;

(k)	for the avoidance of doubt, that any of the Ordinary Shares or Over-Allotment Shares referred to herein may be issued in uncertificated form;

(l)	at any time any Authorised Signatory be and is hereby individually authorised, empowered and directed to do and perform or cause to be done and performed, in the name of and on behalf of the Company, all other acts, to pay or cause to be paid on behalf of the Company, all related costs and expenses, and to execute and deliver, or cause to be executed and delivered, such other notices, requests, demands, directions, consents, approvals, orders, applications, agreements, instruments, certificates, acknowledgments, undertakings, supplements, amendments, opinion certificates, further assurances and other documents and communications of any kind (collectively, the Additional Documents), under the seal of the Company or otherwise and in the name of and on behalf of the Company, as such Authorised Signatory may deem necessary, advisable, appropriate or desirable to effect the intent of the foregoing resolutions and the transactions contemplated thereby, the taking of any such action or the execution and delivery of any such document by such person to be conclusive evidence of such approval and of such person’s authority to do so;

(m)	all actions to implement the foregoing resolutions, including executing such other agreements, instruments, certificates and other documents in connection with or in furtherance of the IPO on behalf of the Company, in each and every case, with such changes thereto as an Authorised Signatory executing the same may in his discretion deem appropriate, the execution and delivery of such other agreement, instrument, certificate or other document by that Authorised Signatory to be conclusive evidence of the approval by the Company of the terms and conditions thereof;

(n)	the Documents and any and all Additional Documents be valid, conclusive, binding and enforceable against the Company when executed and delivered in the manner aforesaid;

(o)	from the date of the consummation of the IPO, Transhare Corporation shall maintain, and make all relevant entries in, the register of members of the Company in relation to the issuance, allotment, transfer, surrender, repurchase and sale of Ordinary Shares, in each case in accordance with the Company’s articles of association and applicable law; and

(p)	if any of the above actions have taken place prior to execution of these resolutions, they be and hereby are, approved and ratified.

2	Amended and Restated Memorandum and Articles of Association

2.1	It is noted that in connection with the Company’s proposed IPO, it is proposed that the Company’s existing memorandum and articles of association be amended and restated by way of special resolution of the shareholders of the Company (the Shareholder Resolution) and, immediately prior to the completion of the Offering, the amended and restated memorandum and articles of association in the form annexed to the Shareholder Resolution (the Amended M&A) will be adopted by the Company.

2.2	By signing these resolutions, the sole director confirms that he has received and reviewed a copy of the Amended M&A.

2.3	It is resolved that, once the Shareholder Resolution has been duly passed and the Offering has completed, the Company’s registered office service provider be authorised and instructed to file the Shareholder Resolution and the Amended M&A with the registrar of companies of the Cayman Islands (the Registrar of Companies) within the time prescribed by the Companies Act (Revised).

3	Clawback Policy

3.1	It is noted that the Company, upon closing of the Offering will be a Nasdaq-listed company, and is required under Nasdaq Rule 5608 and the Commission’s Rule 10D-1 (the Rules) to adopt a clawback policy that will require certain incentive compensation (including both cash and equity compensation) paid to any current or former executive officer to be subject to recoupment.

3.2	It is noted that the Company is required to comply with and fulfill the requirements under the Rules, and seek to adopt a clawback policy that is compliant with and fulfills the requirements set out under the Rules (the Clawback Policy).

3.3	It is noted that it is proposed that the Clawback Policy be administered by the Compensation Committee of the Company.

3.4	The sole director, by signing these written resolutions, confirms that he has received and carefully considered the Clawback Policy.

3.5	It is resolved that:

(a)	the Clawback Policy be adopted in the form circulated to the sole director;

(b)	the Company shall carry out all required and necessary actions for full compliance with the Rules and all other Nasdaq and the Commission’s rules with respect to and ancillary to the adoption of the Clawback Policy, including but not limited to the enforcement of the Clawback Policy, making the required clawback disclosures, and filing a copy of the compliant Clawback Policy as an exhibit to the Company’s next annual report;

(c)	any of the foregoing which have been done on or before the date hereof be and are hereby adopted, ratified, confirmed and approved;

(d)	the compensation committee of the board of directors of the Company be authorized to manage and administer the Clawback Policy; and

(e)	any director or officer of the Company be and is hereby authorized to take any actions and to prepare, execute and deliver all documents which such director or officer deems appropriate or advisable in order to implement the Clawback Policy and to maintain the Clawback Policy and related agreements in compliance with the Exchange Act.

4	Further actions

4.1	It is resolved that any Authorised Officer be authorised to take such further actions or procure that such further actions are taken, as such Authorised Officer may consider necessary or convenient to effect the foregoing resolutions.

4.2	Without limiting the generality of the foregoing:

(a)	any director or officer be authorised to approve, on behalf of the Company, the terms of any documents (Ancillary Documents) that such person considers necessary or desirable in connection with the transactions contemplated by the documents entered into above, such approval to be evidenced by such person’s execution and delivery (whether alone or together with another authorised signatory) of the Ancillary Documents; and

(b)	any director be authorised to do all such other actions and things as that director considers necessary or desirable for the purposes of the transactions contemplated by the documents entered into above and the Ancillary Documents.

5	Ratification

It is resolved that any and all actions of the Company, or of any Authorised Officer, taken in connection with the actions contemplated by the foregoing resolutions prior to the execution hereof be and hereby are ratified, confirmed, approved and adopted in all respects as fully as if such action(s) had been presented to for approval, and approved by, all the directors prior to such action being taken.

[signature page follows]

/s/ Mr. Shuang Wu	30/1/2024
Mr. Shuang Wu	Date signed

WORK Medical Technology Group LTD

Company number: 387902

(the Company)

Written resolutions by the sole director of the Company

The sole director of the Company passes the resolutions set out below. Capitalised terms not defined herein shall have the meaning ascribed to them in the Company’s memorandum and articles of association (the Articles).

1	Background

1.1	It is noted that the Company is preparing for an initial public offering of securities on the Nasdaq Capital Market and to that end, has filed a registration statement on Form F-1 with the U.S. Securities and Exchange Commission under the United States Securities Act of 1933, as amended (such registration statement, including all filed amendments or supplements filed thereto), related to the offering and sale of the following:

(a)	up to 2,000,000 ordinary shares with a par value of US$0.0005 each in the capital of the Company; and

(b)	up to a further 300,000 ordinary shares of the Company with a par value of US$0.0005 each in the capital of the Company, which the underwriter, will have a right to purchase from the Company to cover over-allotments, if any,

(together, the IPO)

2	Underwriter changes

2.1	It is noted that pursuant to an Exclusive Engagement Agreement, dated 23 May 2022, between Univest Securities, LLC (the Prior Underwriter) and the Company (the Prior Engagement Agreement), the Prior Underwriter agreed to provide underwriting services.

2.2	It is further noted that the Company:

(a)	terminated the Prior Engagement Agreement with the Prior Underwriter pursuant to a termination agreement entered into on 19 April 2024 (the Termination Agreement); and

(b)	appointed Kingswood Capital Partners, LLC to provide new underwriting services pursuant to an engagement letter dated 19 April 2024 (the New Engagement Agreement).

2.3	By signing these written resolutions, the sole director confirms that such director has reviewed the Termination Agreement and the terms of the New Engagement Agreement between the Company and the New Underwriter.

2.4	It is resolved that:

(a)	the termination of the Prior Engagement Agreement be and hereby is confirmed, ratified and approved in all respects; and

(b)	the entry into the New Engagement Agreement by the Company be and hereby is confirmed, ratified and approved in all respects.

3	Appointments of Advisors

3.1	In connection with the IPO, it is noted that:

(a)	Donohoe Advisory Associates LLC was appointed to provide listing advisory services to the Company pursuant to an engagement letter dated 1 February 2023; and

(b)	Ascent Investor Relations Inc was appointed to provide investor relation services to the Company pursuant to an engagement letter dated 17 January 2024; and

Each of the appointments in paragraph 4.1 above being an Advisor Appointment, and together, the Advisor Appointments.

3.2	It is resolved that:

(a)	each of the Advisor Appointments be and hereby is confirmed, ratified and approved in all respects;

(b)	the sole director be and is hereby authorised to sign any documents (including but not limited to engagement letters) in connection with the Advisor Appointments on behalf of the Company, with such amendments (substantive or otherwise) as such person shall in their absolute discretion think fit;

(c)	at any time the sole director be and is hereby individually authorised, empowered and directed to do and perform or cause to be done and performed, in the name of and on behalf of the Company all other acts and to execute and deliver or cause to be executed and delivered such other notices, requests, consents, approvals, agreements, acknowledgments, undertakings, supplements, amendments, further assurances and other documents and communications of any kind, under the seal of the Company or otherwise and in the name of and on behalf of the Company, as the sole director may deem necessary, advisable, appropriate or desirable to effect the intent of the foregoing resolutions, the taking of any action or the execution and delivery of any document by such person to be conclusive evidence of such approval and of such person’s authority to do so; and

(d)	all actions to implement the foregoing resolutions, including executing such other agreements, instruments, certificates and other documents in connection with or in furtherance of the Appointments on behalf of the Company, in each and every case, with such changes thereto as the sole director executing the same may in his discretion deem appropriate, the execution and delivery of such other agreement, instrument, certificate or other document by the sole director to be conclusive evidence of the approval by the Company of the terms and conditions thereof.

4	Further actions

4.1	It is resolved that the sole director or any officer of the Company (each an Authorised Person) be authorised to take such further actions or procure that such further actions are taken, as he may consider necessary or convenient to effect the foregoing resolutions.

4.2	Without limiting the generality of the foregoing:

(a)	each Authorised Person be authorised to approve, on behalf of the Company, the terms of any documents (Ancillary Documents) that he considers necessary or desirable in connection with the transactions contemplated by these resolutions, such approval to be evidenced by such Authorised Person’s execution and delivery (whether alone or together with another authorised signatory) of the Ancillary Documents; and

(b)	each Authorised Person be authorised to do all such other actions and things as he considers necessary or desirable for the purposes of the transactions contemplated by these resolutions and the Ancillary Documents.

5	Ratification

It is resolved that any and all actions of the Company, or of any Authorised Person, taken in connection with the actions contemplated by these resolutions prior to the execution hereof be and hereby are ratified, confirmed, approved and adopted in all respects as fully as if such action(s) had been presented to for approval, and approved by, the director prior to such action being taken.

[Execution page to follow]

/s/ Mr. Shuang Wu	12/6/2024
Mr. Shuang Wu	Date signed

WORK Medical Technology Group LTD

Company number: 387902

(the Company)

Written resolutions by the sole director of the Company

The sole director of the Company passes the resolutions set out below. Capitalised terms not defined herein shall have the meaning ascribed to them in the Company’s memorandum and articles of association (the Articles).

1	Initial Public Offering

1.1	It is noted that:

(a)	the Company is preparing for an initial public offering (IPO) of securities on the Nasdaq Capital Market (NASDAQ) and to that end, has filed a registration statement on Form F-1 with the U.S. Securities and Exchange Commission (the Commission) under the United States Securities Act of 1933, as amended (such registration statement, including all filed amendments or supplements filed thereto, the Registration Statement), related to the offering and sale of ordinary shares with a par value of US$0.0005 each in the capital of the Company (the Offering);

(b)	the sole director passed resolutions on:

(i)	30 January 2024 that contemplated an Offering of:

(A)	up to 3,000,000 ordinary shares with a par value of US$0.0005 each in the capital of the Company; and

(B)	up to a further 450,000 ordinary shares of the Company with a par value of US$0.0005 each in the capital of the Company, which Univest Securities, LLC, as (the then proposed) underwriter, would have a right to purchase from the Company to cover over-allotments, if any; and

(ii)	12 June 2024 approving the termination of the Company’s relationship with Univest Securities, LLC as the underwriter to the Offering and appointment of Kingswood Capital Partners, LLC (Kingswood) as the underwriter to the Offering (the Underwriter Appointment); and

(c)	it is now proposed that the Offering be varied to reflect the Underwriter Appointment and reduced, such that the Offering now be for:

(i)	up to 2,000,000 ordinary shares with a par value of US$0.0005 each in the capital of the Company (the Ordinary Shares); and

(ii)	up to a further 300,000 ordinary shares of the Company with a par value of US$0.0005 each in the capital of the Company (the Over-Allotment Shares), which Kingswood as the underwriter, will have a right to purchase from the Company to cover over-allotments, if any.

1.2	With the IPO and related transactions in mind, drafts, forms or executed copies (as the case may be) of the following revised documents have each been examined by the sole director of the Company (together, the Documents):

(a)	the Registration Statement;

(b)	an opinion certificate to be given in favour of Ogier (Cayman) LLP, Cayman Islands legal counsel of the Company; and

(c)	the listing application to the NASDAQ, and each document and exhibit in connection therewith (collectively, the Nasdaq Listing Application).

1.3	It is resolved that:

(a)	the proposed IPO and the Offering (as revised) be and hereby are approved and, accordingly, the proposed listing of the Ordinary Shares and any Over-Allotment Shares for trading on the NASDAQ be and hereby is approved, along with all applications relating thereto;

(b)	the Nasdaq Listing Application and its submission to the NASDAQ be and hereby is reapproved;

(c)	the Registration Statement and its filing with the Commission be and hereby is approved and the sole director deems it advisable and in the commercial interests of the Company to approve and ratify the filing of the Registration Statement as previously filed with the Commission under the Act, together with any exhibits and schedules thereto, and as may be further amended, in connection with the proposed IPO and Offering (as revised);

(d)	the public offering price of US$4.00 – US$5.00 for each Ordinary Share (the Offer Price) be and hereby is approved;

(e)	the form and contents of each of the Documents be and each is hereby approved and that it is in the best interests of, and commercial benefit to, the Company to enter into the Documents;

(f)	any director, officer or authorised signatory of the Company (each an Authorised Signatory) be and hereby is authorised severally to execute the Documents on behalf of the Company, with such amendments (substantive or otherwise) as such person shall in his or her absolute discretion determines to be necessary, advisable, appropriate or desirable;

(g)	any Authorised Signatory be and is hereby authorised to execute the Documents as deeds, where necessary, and to deliver the same, on behalf of the Company, with such amendments (substantive or otherwise) as such person shall in his or her absolute discretion determine to be necessary, advisable, appropriate or desirable;

(h)	the proposed issuance by the Company of the Ordinary Shares and Over-Allotment Shares in accordance with their terms be and is hereby approved, and all such Ordinary Shares and Over-Allotment Shares, subject to the payment of the consideration therefor, be issued as fully paid and non-assessable and entered on the register of members of the Company;

(i)	any Authorised Signatory be and is hereby authorised to sign, execute or seal all such documents (including any share certificates or certificates in respect of the Ordinary Shares or Over-Allotment Shares to be issued by the Company), and to perform all such acts on behalf of the Company in connection with the Documents, the IPO, the Offering (as revised) and all other transactions and matters contemplated hereby or thereby as such person shall in his absolute discretion determine to be necessary, advisable, appropriate or desirable;

(j)	the sole director has authority to increase the number of Ordinary Shares and Over- Allotment Shares to be offered from the number set out in paragraph 1.1(c) above to such number as he shall in his absolute discretion think fit, with the number of Ordinary Shares and Over-Allotment Shares identified in the Registration Statement upon its effectiveness to be conclusive evidence of the number of Ordinary Shares and Over-Allotment Shares approved by the sole director to be offered;

(k)	the sole director has authority to determine and vary the Offer Price as he shall in his absolute discretion think fit, with the Offer Price identified in the Registration Statement upon its effectiveness to be conclusive evidence of the Offer Price approved by the sole director;

(l)	for the avoidance of doubt, that any of the Ordinary Shares or Over-Allotment Shares referred to herein may be issued in uncertificated form;

(m)	at any time any Authorised Signatory be and is hereby individually authorised, empowered and directed to do and perform or cause to be done and performed, in the name of and on behalf of the Company, all other acts, to pay or cause to be paid on behalf of the Company, all related costs and expenses, and to execute and deliver, or cause to be executed and delivered, such other notices, requests, demands, directions, consents, approvals, orders, applications, agreements, instruments, certificates, acknowledgments, undertakings, supplements, amendments, opinion certificates, further assurances and other documents and communications of any kind (collectively, the Additional Documents), under the seal of the Company or otherwise and in the name of and on behalf of the Company, as such Authorised Signatory may deem necessary, advisable, appropriate or desirable to effect the intent of the foregoing resolutions and the transactions contemplated thereby, the taking of any such action or the execution and delivery of any such document by such person to be conclusive evidence of such approval and of such person’s authority to do so;

(n)	all actions to implement the foregoing resolutions, including executing such other agreements, instruments, certificates and other documents in connection with or in furtherance of the IPO on behalf of the Company, in each and every case, with such changes thereto as an Authorised Signatory executing the same may in his discretion deem appropriate, the execution and delivery of such other agreement, instrument, certificate or other document by that Authorised Signatory to be conclusive evidence of the approval by the Company of the terms and conditions thereof;

(o)	the Documents and any and all Additional Documents be valid, conclusive, binding and enforceable against the Company when executed and delivered in the manner aforesaid;

(p)	if any of the above actions have taken place prior to execution of these resolutions, they be and hereby are, approved and ratified.

2	Transfer agent

2.1	It is noted that the sole director passed resolutions on 31 May 2023 appointing Transhare Corporation as transfer agent to the Company in connection with the IPO.

2.2	It is now proposed that the Company:

(a)	terminate its relationship with Transhare Corporation as transfer agent to the Company in connection with the IPO (TA Termination); and

(b)	appoint VStock Transfer LLC as transfer agent to the Company in connection with the IPO (the TA Appointment).

2.3	It is resolved that:

(a)	the TA Termination and TA Appointment be and hereby is confirmed, ratified and approved in all respects;

(b)	any Authorised Signatory be and is hereby authorised to sign any documents (including but not limited to engagement letters) in connection with the TA Termination and TA Appointment on behalf of the Company, with such amendments (substantive or otherwise) as the Authorised Signatory shall in their absolute discretion think fit;

(c)	at any time any Authorised Signatory be and is hereby individually authorised, empowered and directed to do and perform or cause to be done and performed, in the name of and on behalf of the Company all other acts and to execute and deliver or cause to be executed and delivered such other notices, requests, consents, approvals, agreements, acknowledgments, undertakings, supplements, amendments, further assurances and other documents and communications of any kind, under the seal of the Company or otherwise and in the name of and on behalf of the Company, as such Authorised Signatory may deem necessary, advisable, appropriate or desirable to effect the intent of the foregoing resolutions, the taking of any action or the execution and delivery of any document by such person to be conclusive evidence of such approval and of such person’s authority to do so;

(d)	all actions to implement the foregoing resolutions, including executing such other agreements, instruments, certificates and other documents in connection with or in furtherance of the TA Termination or TA Appointment on behalf of the Company, in each and every case, with such changes thereto as such Authorised Signatory executing the same may in his or her discretion deem appropriate, the execution and delivery of such other agreement, instrument, certificate or other document by such Authorised Signatory to be conclusive evidence of the approval by the Company of the terms and conditions thereof; and

(e)	from the date of the consummation of the IPO, VStock Transfer LLC shall maintain, and make all relevant entries in, the register of members of the Company in relation to the issuance, allotment, transfer, surrender, repurchase and sale of Ordinary Shares, in each case in accordance with the Company’s articles of association and applicable law.

3	Amended and Restated Memorandum and Articles of Association

3.1	It is noted that in connection with the Company’s proposed IPO, it is proposed that the Company’s existing memorandum and articles of association be amended and restated by way of special resolution of the shareholders of the Company (the Shareholder Resolution) and, immediately prior to the completion of the Offering, the amended and restated memorandum and articles of association in the form annexed to the Shareholder Resolution (the Amended M&A) will be adopted by the Company.

3.2	By signing these resolutions, the sole director confirms that he has received and reviewed a revised copy of the Amended M&A.

3.3	It is resolved that, once the Shareholder Resolution has been duly passed and the Offering has completed, the Company’s registered office service provider be authorised and instructed to file the Shareholder Resolution and the Amended M&A with the registrar of companies of the Cayman Islands (the Registrar of Companies) within the time prescribed by the Companies Act (Revised).

4	Further actions

4.1	It is resolved that any Authorised Signatory be authorised to take such further actions or procure that such further actions are taken, as such Authorised Signatory may consider necessary or convenient to effect the foregoing resolutions.

4.2	Without limiting the generality of the foregoing:

(a)	any Authorised Signatory be authorised to approve, on behalf of the Company, the terms of any documents (Ancillary Documents) that such person considers necessary or desirable in connection with the transactions contemplated by the documents entered into above, such approval to be evidenced by such person’s execution and delivery (whether alone or together with another authorised signatory) of the Ancillary Documents; and

(b)	any Authorised Signatory be authorised to do all such other actions and things as that Authorised Signatory considers necessary or desirable for the purposes of the transactions contemplated by the documents entered into above and the Ancillary Documents.

5	Ratification

It is resolved that any and all actions of the Company, or of any Authorised Signatory, taken in connection with the actions contemplated by the foregoing resolutions prior to the execution hereof be and hereby are ratified, confirmed, approved and adopted in all respects as fully as if such action(s) had been presented to for approval, and approved by, the sole director prior to such action being taken.

[signature page follows]

/s/ Mr. Shuang Wu	31 July 2024
Mr. Shuang Wu	Date signed